Exhibit 99.1

eXp World Holdings Reports Q1 2026 Results

BELLINGHAM, Wash. — May 11, 2026 — eXp World Holdings, Inc. (Nasdaq: AGNT) (the “Company,” “eXp” or “we”), the holding company for eXp Realty®, NextHome, Inc., FrameVR.io and SUCCESS® Enterprises, today announced financial results for the first quarter 2026 ended March 31, 2026.

“Our first quarter results exceeded our revenue expectations as agent productivity continues to increase,” said Leo Pareja, CEO of eXp Realty. “We have always been a company built by agents, built for agents, and this quarter we’ve taken a meaningful step in broadening that mission. The addition of NextHome creates maximum optionality across our platform. This multi-model approach serves the full spectrum of real estate entrepreneurs on a single, unified global platform that empowers every agent to grow their business on their own terms.”

“With the acquisition of NextHome, eXp World Holdings has evolved into a borderless, multi-model leader,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. “This strategic move, punctuated by our new ticker ‘AGNT,’ reflects our position as a forward-thinking operating platform built to power the modern agent. By integrating a best-in-class franchise vehicle into our technology-driven ecosystem, we are providing the infrastructure for agent entrepreneurs to scale without the traditional friction of brick-and-mortar overhead. This evolution makes our entire network more valuable for everyone, creating a more durable organization designed to thrive throughout any market cycle.”

“I am pleased with our first quarter results, which are a direct reflection of the company's scale and our focus on operational efficiency across eXp World Holdings,” said Jesse Hill, Chief Financial Officer of eXp World Holdings. “We generated revenue of $1.0 billion and Adjusted EBITDA of $4.1 million, an 88% improvement that further strengthened our financial position. More recently, we executed the strategic NextHome acquisition using cash on hand and zero debt. Moving forward, we remain committed to maintaining our financial discipline, with an acute focus on continued operational efficiency and cost management.”

First Quarter 2026 Consolidated Financial Highlights as Compared to the Same Year-Ago Period:

●	Revenue increased 5% to $1.0 billion from $954.9 million.
●	Net loss was $(5.1) million and net loss per diluted share was $(0.03) per share, compared to net loss of $(11.0) million and net loss per diluted share of $(0.07).
●	Operating expenses of $84.1 million, a 3% decrease from $86.5 million.
●	Adjusted EBITDA[1] (a non-GAAP financial measure) of $4.1 million, an 88% increase from $2.2 million.
●	As of March 31, 2026, cash and cash equivalents totaled $122.1 million, compared to $115.7 million as of March 31, 2025.
●	Net cash provided by operating activities was $20.6 million, compared to $39.8 million.
●	Adjusted operating cash flow[2] (a non-GAAP financial measure) was $9.6 million, compared to $28.2 million.
●	Distributed $8.0 million of cash dividends to shareholders.

●	The Company paid a cash dividend for the first quarter of 2026 of $0.05 per share of common stock on March 27, 2026. On April 23, 2026, the Company’s Board of Directors declared a cash dividend of $0.05 per share of common stock for the second quarter of 2026, expected to be paid on June 5, 2026 to stockholders of record on May 22, 2026.

First Quarter 2026 Operational Highlights as Compared to the Same Year-Ago Period:

●	eXp ended the first quarter of 2026 with a global agent Net Promoter Score (“aNPS”) of 67, compared to 78 in the prior-year period. aNPS is a measure of agent satisfaction and an important key performance indicator given the Company’s intense focus on improving the agent experience.
●	Agents and brokers on the eXp Realty platform were 82,332 as of March 31, 2026, a 1% increase.
●	First quarter 2026 real estate sales transactions increased 2% year-over-year to 91,598.
●	First quarter 2026 real estate sales volume increased 5% year-over-year to $40.7 billion.

Second Quarter 2026 Outlook:

●	Revenue between $1.36 billion and $1.45 billion.
●	Operating expenses between $93 million and $97 million.
●	Adjusted EBITDA[1] between $16 million and $21 million.

Full-Year 2026 Outlook:

●	Revenue between $4.85 billion and $5.15 billion.
●	Operating expenses between $325 million and $345 million.
●	Adjusted EBITDA[1] between $50 million and $75 million.

Adjusted EBITDA is a non-GAAP financial measure and has not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted in our filings with the Securities and Exchange Commission.

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures on a historical basis, see “US-GAAP Net Income (Loss) to Adjusted EBITDA Reconciliation" and "Adjusted Operating Cash Flow" included in this press release.

First Quarter 2026 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A with eXp World Holdings Founder and Chief Executive Officer Glenn Sanford, eXp Realty Chief Executive Officer Leo Pareja, eXp Realty and eXp World Holdings Chief Financial Officer Jesse Hill on Monday, May 11, 2026 at 5:30 a.m. PT / 8:30 a.m. ET.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies. Submit questions in advance to investors@eXpWorldHoldings.com.

Date: Monday, May 11, 2026

Time: 5:30a.m. PT / 8:30 a.m. ET

Location: exp.world. Join at https://exp.world/earnings

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

Built by Agents. Built for Agents. eXp World Holdings, Inc. (Nasdaq: AGNT) is the global parent company of eXp Realty®, the most agent-centric™ real estate brokerage on the planet, NextHome, Inc., an award-winning national real estate franchise, FrameVR.io, a virtual collaboration platform, and SUCCESS® Enterprises, a leading personal development and media brand for entrepreneurs. Together, the AGNT platform provides a world-class multi-model operating system empowering independent agents, franchise owners, and team leaders across the Americas, Europe, the Middle East, Asia Pacific, and South Africa. As a publicly traded company, eXp World Holdings prioritizes transparency, innovation, and long-term value for agents, franchise owners, staff, and shareholders.

eXp World Holdings, Inc. uses its website, www.expworldholdings.com, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, our website (www.expworldholdings.com), press releases, public conference calls, public webcasts, and our Facebook, LinkedIn and Instagram pages for eXp Realty, eXp International and eXp World Holdings. Accordingly, investors should monitor each of these disclosure channels.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to adjusted EBITDA and adjusted operating cash flow which are non-U.S. GAAP financial measures that may be different from similarly titled measures used by other companies. These measures are presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company’s non-U.S. GAAP financial measures provide useful information about financial performance, enhance the overall understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management for financial and operational decision-making. These measures may also provide additional tools for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

●	Adjusted EBITDA helps the reader identify underlying trends in the business that could otherwise be masked by the effect of the expenses excluded in adjusted EBITDA. In particular, the Company believes the exclusion of agent growth incentive stock-based compensation and stock compensation expense related to business acquisitions and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations. The Company defines the non-U.S. GAAP financial measure of adjusted EBITDA to mean net income, excluding other income (expense), income tax benefit (expense), depreciation, amortization, impairment charges, stock-based compensation expense and stock option expense and other items that are not core to the operating activities of the Company.
●	Adjusted operating cash flow helps the reader understand the Company’s cash flow. The Company defines adjusted operating cash flow to mean net cash provided by operating activities, excluding the change in customer deposits.

Adjusted EBITDA and adjusted operating cash flow should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current expectations, estimates, projections and assumptions about future events and financial performance and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statements in this press release include, but are not limited to, statements regarding: the Company’s financial outlook for the second fiscal quarter of 2026 and full year 2026, including revenue, operating expenses and Adjusted EBITDA; expectations regarding operating leverage, profitability, and cash generation; anticipated benefits from prior operational discipline initiatives and key leadership appointments; capital allocation priorities; potential growth and enhancement opportunities; international expansion; development, deployment and integration of artificial intelligence and other technology initiatives; agent productivity, attraction and retention; dividend payments; and long-term shareholder value creation.

The Company’s 2026 guidance and other forward-looking statements are based on assumptions and expectations as of the date of this release, including assumptions regarding housing market conditions, transaction volumes, agent count and productivity, competitive dynamics, the successful integration and operation of the NextHome franchise model and the realization of anticipated strategic benefits; macroeconomic trends, capital market conditions, regulatory environment, expense management, stock-based compensation, foreign currency impacts, and the absence of significant unforeseen events. These assumptions may prove to be incorrect.

Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include, but are not limited to: adverse changes in residential real estate market conditions, interest rates, consumer confidence, or broader macroeconomic factors; fluctuations in agent attraction, retention, and productivity; the Company’s ability to achieve anticipated operating efficiencies and cost management objectives; variability in stock-based compensation expense and other non-cash charges; risks related to expansion into new markets, models or international jurisdictions; the successful development, integration and adoption of AI-enabled tools and other technology initiatives; competitive pressures, including changes in commission structures or brokerage models; regulatory, tax, or legal developments, including litigation outcomes; cybersecurity incidents or technology disruptions; capital allocation decisions, including dividends or share repurchases; and the timing, structure, or completion of potential growth and enhancement opportunities, if any, and the Company’s ability to realize anticipated benefits therefrom.

Forward-looking statements are not guarantees of future performance. The Company’s guidance represents management’s estimates as of the date of this release and should not be relied upon as necessarily indicative of future results. Actual results may vary materially and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Additional information regarding risks and uncertainties that could affect the Company’s results is included in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

investors@expworldholdings.com

1 A reconciliation of adjusted EBITDA, a non-GAAP measure, to net income and a discussion of why management believes adjusted EBITDA is useful is included below.

2 A reconciliation of adjusted operating cash flow, a non-GAAP measure, to net cash provided by operating activities and a discussion of why management believes adjusted operating cash flow is useful is included below.

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share amounts and per share data)

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Revenues	$ 1,005,541	$ 954,906
Commissions and other agent-related costs	930,194	878,771
Gross profit	75,347	76,135
Operating expenses
General and administrative expenses	64,213	66,871
Technology and development expenses	17,595	16,805
Sales and marketing expenses	2,327	2,835
Total operating expenses	84,135	86,511
Operating income (loss)	(8,788)	(10,376)
Other (income) expense
Other (income) expense, net	(268)	(943)
Equity in (income) losses of unconsolidated affiliates	130	(80)
Other (income) expense, net	(138)	(1,023)
Income (loss) before income tax expense	(8,650)	(9,353)
Income tax (benefit) expense	(3,552)	1,671
Net income (loss)	($ 5,098)	($ 11,024)
Earnings (loss) per share
Basic, net income (loss)	($ 0.03)	($ 0.07)
Diluted, net income (loss)	($ 0.03)	($ 0.07)
Weighted average shares outstanding
Basic	162,017,200	154,738,167
Diluted	162,017,200	154,738,167
Comprehensive income (loss):
Net income (loss)	($ 5,098)	($ 11,024)
Other comprehensive income (loss):
Foreign currency translation gain (loss), net of tax	(1,874)	313
Comprehensive income (loss)	($ 6,972)	($ 10,711)

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	(Unaudited)
	March 31, 2026	December 31, 2025

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 122,149	$ 124,245
Restricted cash	68,210	57,218
Accounts receivable, net of allowance for credit losses of $2,539 and $2,690, respectively	123,176	108,838
Prepaids and other assets	15,142	14,567
TOTAL CURRENT ASSETS	328,677	304,868
Property, plant, and equipment, net	15,149	14,314
Other noncurrent assets	23,106	23,495
Intangible assets, net	3,413	4,421
Deferred tax assets, net	79,186	77,510
Goodwill	17,635	17,872
TOTAL ASSETS	$ 467,166	$ 442,480

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 13,529	$ 14,613
Customer deposits	68,224	57,204
Accrued expenses	110,753	108,208
Litigation contingency	17,000	17,000
Other current liabilities	1,760	2,676
TOTAL CURRENT LIABILITIES	211,266	199,701
TOTAL LIABILITIES	211,266	199,701
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 211,059,707 issued and 164,323,924 outstanding at March 31, 2026 and 207,785,762 issued and 161,049,979 outstanding at December 31, 2025	2	2
Additional paid-in capital	1,133,497	1,105,434
Treasury stock, at cost: 46,735,783 shares held at March 31, 2026 and December 31, 2025	(742,879)	(742,879)
Accumulated earnings (deficit)	(134,690)	(121,622)
Accumulated other comprehensive income (loss)	(30)	1,844
TOTAL EQUITY	255,900	242,779
TOTAL LIABILITIES AND EQUITY	$ 467,166	$ 442,480

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES
Net income (loss)	($ 5,098)	($ 11,024)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation expense	1,679	1,945
Amortization expense - intangible assets	643	616
Credit (benefit) losses on receivables/bad debt on receivables	(151)	605
Equity in loss of unconsolidated affiliates	165	(80)
Agent growth incentive stock-based compensation expense	9,073	8,119
Other stock-based compensation	1,446	1,853
Agent equity stock-based compensation expense	18,555	20,756
Deferred income taxes, net	(1,675)	(1,509)
Changes in operating assets and liabilities:
Accounts receivable	(14,023)	(15,808)
Prepaids and other assets	(575)	(2,963)
Customer deposits	11,020	11,685
Accounts payable	(1,083)	(369)
Accrued expenses	1,512	25,828
Other operating activities	(917)	184
NET CASH PROVIDED BY OPERATING ACTIVITIES	20,571	39,838
INVESTING ACTIVITIES
Purchases of property and equipment	(2,514)	(2,553)
Investments in unconsolidated affiliates	60	(11,244)
Capitalized software development costs in intangible assets	365	(450)
NET CASH USED IN INVESTING ACTIVITIES	(2,089)	(14,247)
FINANCING ACTIVITIES
Repurchase of common stock	-	(4,982)
Proceeds from exercise of options	21	300
Dividends declared and paid	(7,970)	(7,602)
NET CASH USED IN FINANCING ACTIVITIES	(7,949)	(12,284)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(1,637)	329
Net change in cash, cash equivalents and restricted cash	8,896	13,636
Cash, cash equivalents and restricted cash, beginning balance	181,463	168,588
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 190,359	$ 182,224
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	1,397	1,480
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
Property and equipment purchases in accounts payable	177	214

EXP WORLD HOLDINGS, INC.

CONSOLIDATED US-GAAP NET INCOME (LOSS) TO CONSOLIDATED ADJUSTED EBITDA RECONCILIATION
(In thousands)
(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Net income (loss)	($ 5,098)	($ 11,024)
Total other (income) expense, net	(138)	(1,023)
Income tax (benefit) expense	(3,552)	1,671
Depreciation and amortization	2,322	2,561
Stock-based compensation expense(1)	9,073	8,119
Other stock-based compensation expense	1,446	1,853
Consolidated adjusted EBITDA	$ 4,053	$ 2,157
(1) This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.

ADJUSTED OPERATING CASH FLOW
(In thousands)
(UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Net Cash Provided by Operating Activities	$ 20,571	$ 39,838
Less: Customer Deposits	11,020	11,685
Adjusted Operating Cash Flow	$ 9,551	$ 28,153